CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Vector Intersect Security Acquisition Corp.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 15, 2005, on the financial statements of Vector Intersect
Security Acquisition Corp. (a corporation in the development stage) as of August
8, 2005 and for the period from July 19, 2005 (inception) to August 8, 2005, which appears in such Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

August 17, 2005